As filed with the Securities and Exchange Commission on November 14, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under the Securities Act of 1933

Wireless Telecom Group, Inc.
(Exact name of Registrant as specified in its charter)

New Jersey	3825	22-2582295
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey 07054
(973) 386-9696
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

James M. Johnson
Vice Chairman and Chief Executive Officer
Wireless Telecom Group, Inc.
25 Eastmans Road
Parsippany, New Jersey 07054
(973) 386-9696
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Robert H. Cohen, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
(212) 801-9200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Registration Fee
Common Stock, $0.01 par value per share	6,472,667	$1.65	$10,679,900	$420

(1)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices of the common stock, as reported on the American Stock Exchange on November 13, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2007

PROSPECTUS

6,472,667 Shares

Wireless Telecom Group INC.

Wireless Telecom Group, Inc.

Common Stock

All of the common stock offered hereby may be sold from time to time by and for the account of the selling stockholder named in this prospectus and the person(s) to whom such stockholder may transfer their shares. The selling stockholder may sell the shares from time to time on the American Stock Exchange in regular broker transactions, in transactions directly with market makers or in certain privately negotiated transactions.

The methods of sale of the common stock offered by this prospectus are described under the heading “Plan of Distribution” on page 3. We will receive none of the proceeds from the sale of any of the common stock to which this prospectus relates. See “Use of Proceeds and Expenses of the Offering” on page 2. We will pay all expenses incurred in connection with the offering described in this prospectus.

The prices at which the selling stockholder may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling stockholder. See “Plan of Distribution” on page 3.

Our common stock is listed on the American Stock Exchange under the symbol “WTT”. On November 13, 2007, the last reported sale price of our common stock on the American Stock Exchange was $1.62 per share. You should read this prospectus carefully before you invest in any of our securities.

INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 14, 2007.

TABLE OF CONTENTS

THE COMPANY	2
RISK FACTORS	2
USE OF PROCEEDS AND EXPENSES OF THE OFFERING	2
SELLING STOCKHOLDERS	2
PLAN OF DISTRIBUTION	3
LEGAL MATTERS	5
EXPERTS	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	5
WHERE YOU CAN FIND MORE INFORMATION	6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	7

THE COMPANY

Wireless Telecom Group, Inc. and its operating subsidiaries, Boonton Electronics Corporation, Microlab/FXR and Willtek Communications GmbH, develop, manufacture and market a wide variety of electronic noise sources, electronic testing and measuring instruments including power meters, voltmeters and modulation meters, high-power passive microwave components and handset production testers for wireless products. Our products have historically been primarily used to test the performance and capability of cellular/PCS and satellite communication systems and to measure the power of RF and microwave systems. Other applications include radio, radar, wireless local area network (WLAN) and digital television. Our customers are located primarily in the United States in addition to internationally. We were previously known as Noise Com. We went public in 1991 and were reincorporated in our current form in New Jersey in 1994. Our common stock trades on the American Stock Exchange under the symbol “WTT.”

Our principal executive offices are located at 25 Eastmans Road, Parsippany, New Jersey 07054, and our telephone number is (973) 386-9696. Our website is located at www.wirelesstelecomgroup.com. Information on our website is not, and should not be considered, part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein before making an investment decision to buy our common stock. If any of the events described in these risks actually occurs, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS AND EXPENSES OF THE OFFERING

We will not receive any of the proceeds from the sale of the shares offered by the selling stockholder. We have agreed pursuant to our agreements with the selling stockholder to pay the fees, costs and expenses of this offering, which are estimated to be $33,500, inclusive of our registration fees, legal and accounting fees, printing costs and other miscellaneous fees and expenses.

SELLING STOCKHOLDER

The following table sets forth, in the first column, the name of the selling stockholder and the number of shares being registered for sale as of the date of the prospectus and sets forth, in the second column, the number of shares of common stock known by us to be beneficially owned by the selling stockholder as of November 14, 2007. The shares offered by this prospectus may be offered from time to time by the selling stockholder.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus. Unless otherwise noted below, the selling stockholder is not a broker-dealer. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Beneficial Ownership	Shares Registered	Beneficial Ownership After this Offering (2)
Name	Prior to this Offering (1)	in this Offering	Number of Shares	Percent (3)
Investcorp Technology Ventures, L.P.	6,472,667	6,472,667	-0-	0%

(1)	Beneficial ownership as of November 14, 2007, for the selling stockholder based upon information provided by the selling stockholder known to us.

(2)
Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholder is under no obligation known to us to sell any shares of common stock at this time.

(3)
Based on 25,886,351 shares of common stock outstanding on August 9, 2007. The shares issuable under stock options, warrants and other derivative securities to acquire our common stock that are currently exercisable or convertible within 60 days after November 14, 2007, are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

PLAN OF DISTRIBUTION

We are registering the shares of common stock to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will pay all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold on the American Stock Exchange or otherwise, in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	pursuant to Rule 144 under the Securities Act;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock will be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder(s) and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, estimated to be $33,500 in total, including, without limitation, Securities and Exchange Commission filing fees. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock described herein has been passed upon for us by Greenberg Traurig, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Wireless Telecom Group, Inc. appearing in its Annual Report (Form 10-K) as of and for the year ended December 31, 2006 have been audited by PKF, Certified Public Accountants, A Professional Corporation, as set forth in their report thereon included therein, and incorporated herein by reference. Further, the comparative consolidated financial statements of Wireless Telecom Group, Inc. as of the year ended December 31, 2005, and for the years ended 2005 and 2004 appearing in its Annual Report (Form 10-K) for the year ended December 31, 2006, were audited by Lazar, Levine and Felix, LLP and Ernst and Young AG, as set forth in their report thereon included therein, and incorporated herein by reference.

Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on April 2, 2007;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed on May 14, 2007;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 filed on August 14, 2007;

•	Our Registration Statement on Form 8-A filed on April 27, 1993.

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Wireless Telecom Group, Inc.
25 Eastmans Road
Parsippany, New Jersey 07054
(973) 386-9696

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. Our website is located at www.wirelesstelecomgroup.com. The contents of our website are not part of this prospectus and should not be relied upon with respect thereto.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus or incorporated by reference.

Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the factors described in the reports referenced in the section entitled “Risk Factors” in this prospectus.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which it is made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. The reports we file from time to time with the SEC are available to the public over the Internet at the SEC’s website http://www.sec.gov as described under the heading “Where You Can Find More Information.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES

New Jersey Business Corporation Act

New Jersey’s Business Corporation Act permits New Jersey corporations to include in their certificates of incorporation a provision eliminating or limiting the personal liability of directors and officers for damages arising from certain breaches of fiduciary duty. Our certificate of incorporation includes a provision eliminating the personal liability of our directors and officers of the company and its stockholders for damages to the maximum extent permitted by New Jersey law, including exculpation for acts or omissions in violation of directors’ and officers’ fiduciary duties of care. Under current New Jersey law, liability is not eliminated in the case of a breach of a director’s or officer’s duty of loyalty (i.e., the duty to refrain from transactions involving improper conflicts of interest) to the company or its stockholders, the failure to act in good faith, the knowing violation of law or the obtainment of an improper personal benefit. Our certificate of incorporation does not have an effect on the availability of equitable remedies (such as an injunction or rescissions) for breach of fiduciary duty. However, as a practical matter, equitable remedies may not be available in particular circumstances. The Company also has in effect under a policy effective July 1, 2007, and expiring on October 1, 2008 insurance covering all of its directors and officers against certain liabilities and reimbursing the company for obligations for which it occurs as a result of its indemnification of such directors, officers and employees.

Wireless Telecom Group INC.

WIRELESS TELECOM GROUP, INC.

Common Stock

Prospectus

November 14, 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Distribution

The following table lists the costs and expenses payable by the registrant in connection with the sale of the common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$420
Legal fees and expenses	$25,000
Accounting fees and expenses	$7,500
Miscellaneous fees and expenses	$580
Total	$33,500

Item 15. Indemnification of Directors and Officers

Under the Business Corporation Act of the State of New Jersey (“New Jersey Law”), we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation includes a provision eliminating or limiting the personal liability of directors and officers for damages arising from certain breaches of fiduciary duty. Our certificate of incorporation includes a provision eliminating the personal liability of our directors and officers of the company and its stockholders for damages to the maximum extent permitted by New Jersey law, including exculpation for acts or omissions in violation of directors’ and officers’ fiduciary duties of care. Under current New Jersey law, liability is not eliminated in the case of a breach of a director’s or officer’s duty of loyalty (i.e., the duty to refrain from transactions involving improper conflicts of interest) to the company or its stockholders, the failure to act in good faith, the knowing violation of law or the obtainment of an improper personal benefit. Our certificate of incorporation does not have an effect on the availability of equitable remedies (such as an injunction or rescissions) for breach of fiduciary duty. However, as a practical matter, equitable remedies may not be available in particular circumstances.

Item 16.	Exhibits

Exhibit Number
5.1	Opinion of Greenberg Traurig, LLP, counsel to the registrant

23.1	Consent of PKF, Certified Public Accountants, A Professional Corporation, an Independent Registered Public Accounting Firm

23.2	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.3	Consent of Lazar, Levine and Felix, LLP, an Independent Registered Public Accounting Firm

23.4	Consent of Ernst & Young, AG Wirtschaftsprufungsgesellschaft, an Independent Registered Public Accounting Firm

24.1	Power of attorney (contained on signature page)

Item 17. Undertakings

(a) The undersigned registrant, hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this 14th day of November 2007.

WIRELESS TELECOM GROUP, INC.

By:	/s/ James M. Johnson
James M. Johnson
Vice Chairman and Chief Executive Officer
(principal executive officer)

By:	/s/ Paul Genova
Paul Genova
President and Chief Financial Officer
(principal accounting and financial officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints James M. Johnson and Paul Genova and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ James M. Johnson	Vice Chairman and Chief Executive Officer	November 14, 2007
James M. Johnson	(Principal Executive Officer)

/s/ Paul Genova	Chief Financial Officer	November 14, 2007
Paul Genova	(Principal Accounting and Financial Officer)

/s/ Savio W. Tung	Director	November 14, 2007
Savio W. Tung

/s/ Hazem Ben-Gacem	Director	November 14, 2007
Hazem Ben-Gacem

/s/Henry L. Bachman	Director	November 14, 2007
Henry L. Bachman

/s/ Rick Mace	Director	November 14, 2007
Rick Mace

/s/ Adrian Nemcek	Director	November 14, 2007
Adrian Nemcek

/s/ Joseph Garrity	Director	November 14, 2007
Joseph Garrity

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Greenberg Traurig, LLP, counsel to the registrant

23.1	Consent of PKF, Certified Public Accountants, A Professional Corporation, an Independent Registered Public Accounting Firm

23.2	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.3	Consent of Lazar, Levine and Felix, LLP, an Independent Registered Public Accounting Firm

23.4	Consent of Ernst & Young, AG Wirtschaftsprufungsgesellschaft, an Independent Registered Public Accounting Firm

24.1	Power of attorney (contained on signature page)